Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Shermen WSC Acquisition Corp. (the “Company”) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John E. Toffolon, Jr.
	Name:	John E. Toffolon, Jr.
	Title:	Chief Financial Officer and
Director (Principal Financial and
Accounting Officer)

Dated: November 14, 2008